                                    PART F/S

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

Independent Auditors' Report................................................F-1

Consolidated Balance Sheet for the Years Ended
 June 30, 1999 and 1998.....................................................F-3

Consolidated Statement of Operations for the Years
 Ended June 30, 1999 and 1998...............................................F-4

Consolidated Statement of Shareholders' Equity for
 the Years Ended June 30, 1999 and 1998.....................................F-5

Consolidated Statement of Cash Flows for the Years
 Ended June 30, 1999 and 1998...............................................F-6

Supplemental Disclosure of Noncash Activities...............................F-7

Notes to Consolidated Financial Statements
 June 30, 1999 and 1998.....................................................F-8

Consolidated Balance Sheet for December 31, 1999
 and June 30, 1999..........................................................F-14

Consolidated Statement of Operations for the Six Months
 Ended December 31, 1999 and the Twelve Months Ended June 30, 1999..........F-15

Consolidated Statement of Shareholders' Equity for the
 Six Months Ended December 31, 1999 and the
 Twelve Months Ended June 30, 1999..........................................F-16

Consolidated Statement of Cash Flows for the Six Months
 Ended December 31, 1999 and the Twelve Months Ended June 30, 1999..........F-17

                                Charles E. Smith
                           Certified Public Accountant
                           709 B West Rusk, Suite 580
                              Rockwall, Texas 75087
                            Telephone (214) 212-2307


To the Board of Directors and Stockholders of Ameri-First Financial Group, Inc.

I have audited the accompanying consolidated balance sheet of Ameri-First Financial Group, Inc. (a Nevada corporation) and subsidiaries as of June 30, 1999, and the related consolidated statements of income, retained earnings, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit. The consolidated financial statements of Ameri-First Financial Group, Inc. (formerly Pacific Sports Holdings, Inc.) as of June 30, 1998 were audited by other auditors whose report dated September 11, 1998, expressed an unqualified opinion on those statements.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ameri-First Financial Group, Inc. and subsidiaries as of June 30, 1999, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Charles E. Smith
Rockwall, Texas
February 9, 2000

                                Charles E. Smith
                           Certified Public Accountant
                           709 B West Rusk, Suite 580
                              Rockwall, Texas 75087
                            Telephone (214) 212-2307


                                February 9, 2000

Mr. Jeffrey C. Bruteyn
Ameri-First Financial Group, Inc.
4514 Cole Ave., Suite 806
Dallas, Texas 75205

Dear Mr. Bruteyn:

     This letter shall serve to evidence my consent to inclusion of the consolidated financial statements of Ameri-First Financial Group, Inc. and subsidiaries as of June 30, 1999 in the Form 10-SB filing of your company.

     Please advise me if I may be of any further service in this respect

                                                     Yours Truly,

                                                     /s/ Charles E. Smith
                                                     --------------------
                                                         Charles E. Smith



                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                           Consolidated Balance Sheet
                             June 30, 1999 and 1998

                                     Assets

                                                                                 June 30, 1999       June 30, 1998
                                                                                 -------------       -------------
Current assets:
     Cash                                                                        $         629       $      37,049
     Trade accounts receivable, less allowances for bad debt and returns                                   104,648
     Inventories                                                                                           165,199
     Prepaid expenses and other current assets                                         105,638             275,750
     Other current receivables                                                             600
                                                                                 -------------       -------------
                  Total current assets                                                 106,867             582,646

Property and equipment                                                                                     155,207

Investments                                                                              1,500
Excess of cost over net assets acquired, less accumulated amortization                                      76,531
                                                                                 -------------       -------------
                                                                                 $     108,367       $     814,384
                                                                                 =============       =============

                      Liabilities and Shareholders' Equity

Current liabilities:
     Current installments of debt payable to shareholder                         $   1,255,000       $      17,653
     Current installments of capital lease commitment                                    2,041               4,606
     Accounts payable                                                                  244,945              91,399
     Accrued expenses                                                                  162,528              28,688
                                                                                 -------------       -------------
                  Total current liabilities                                          1,664,514             142,346

Capital lease commitment, excluding current maturities                                                       2,018
Long-term notes payable to shareholders, excluding current maturities                                      518,440
                                                                                 -------------       -------------

                  Total liabilities                                                  1,664,514             662,804
                                                                                 -------------       -------------

Shareholders' equity:
     Common Stock, $0.001 par value. Authorized 25,000,000; issued and
       outstanding 4,166,414 and 2,520,900 at June 30, 1999 and 1998                     4,166               2,521
     Paid-in capital                                                                 6,818,751             467,856
     Accumulated deficit                                                            (8,379,064)           (318,797)
                                                                                 -------------       -------------
                  Net shareholders' equity                                          (1,556,147)            151,580

                  Commitments and contingencies (see notes)                      $     108,367       $     814,384
                                                                                 =============       =============



See accompanying notes to consolidated financial statements.



                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                      Consolidated Statement of Operations
                       Years Ended June 30, 1999 and 1998


                                                           Year Ended          Year Ended
                                                          June 30, 1999       June 30, 1998
                                                          -------------       -------------
Net sales                                                 $      87,683       $     230,853

Cost of sales                                                   598,378             124,528
                                                          -------------       -------------

                  Gross profit                                 (510,695)            106,325

Operating expenses:
     Selling                                                                         22,338
     General and administrative expenses                      2,991,795             239,078
                                                          -------------       -------------
                                                              2,991,795             261,416
                                                          -------------       -------------
                  Loss from operations                       (3,502,490)           (155,091)

Other expenses:
     Other                                                       18,768            (103,689)
     Loss on repossessed assets and sale of business           (762,479)
     Loss on writeoff of investments                         (3,685,955)
     Interest, net                                             (128,126)            (11,486)
                                                          -------------       -------------
                                                             (4,557,792)           (115,175)
                                                          -------------       -------------
                  Loss before minority interest              (8,060,282)           (270,266)

Minority interest                                                   (15)                (30)
                                                          -------------       -------------

                  Net loss                                $  (8,060,267)      $    (270,236)
                                                          =============       =============

Net loss per share - basic and diluted                    $       (2.76)      $       (0.13)
                                                          =============       =============

Weighted average shares - basic and diluted                   2,923,855           2,091,375
                                                          =============       =============




See accompanying notes to consolidated financial statements.



                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                 Consolidated Statement of Shareholders' Equity
                       Years Ended June 30, 1999 and 1998


                                            Common stock           Additional                          Net
                                     -------------------------       paid-in       Accumulated     shareholders'
                                       Shares          Amount        capital         deficit          equity
                                     ----------     ----------     ----------      -----------     ------------
Balance at June 30, 1997                802,800     $      803     $   51,565      $    20,417      $   (31,951)

Shares issued for cash                   58,100             58        145,192                           145,250

Shares issued for acquisition of:
     Mardock                             60,000             60            240                               300
     South Bay Golf                   1,600,000          1,600          6,400                             8,000

Capital contributions                                                 264,459                           264,459

Distribution to shareholders                                                           (16,610)         (16,610)

Net loss                                                                              (270,236)        (270,236)
                                     ----------     ----------     ----------      -----------     ------------

Balance at June 30, 1998              2,520,900     $    2,521     $  467,856      $  (266,429)     $    99,212

Shares issued for barter credit
  for advertising                        80,000             80        999,920                         1,000,000

Shares issued to buy minority
  15% of Outback Sports                  60,000             60            240                               300

Shares issued to buy majority
  50.01% of Tahoe Air Corp.           1,100,000          1,100      3,653,900                         3,655,000

Shares issued for services              274,698            275        820,001                           820,276

Shares issued for cash                  130,816            130        850,171                           850,301
  Less offering costs                                                (128,539)                         (128,539)

Capital contributions                                                 155,202                           155,202

Net loss                                                                            (8,060,267)      (8,060,267)
                                     ----------     ----------     ----------      -----------     ------------

Balance at June 30, 1999              4,166,414     $    4,166     $6,818,751      $(8,326,696)    $ (1,608,515)
                                     ==========     ==========     ==========      ===========     ============



See accompanying notes to consolidated financial statements.



                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                      Consolidated Statement of Cash Flows
                       Years Ended June 30, 1999 and 1998


                                                                                  Year Ended          Year Ended
                                                                                 June 30, 1999       June 30, 1998
                                                                                 -------------       -------------
Cash flows from operating activities:
     Net loss                                                                    $  (8,060,267)      $    (270,236)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization                                                                      13,435
         Non-cash expenses                                                             343,592
         Stock issued for expenses                                                   1,700,575
         Writeoff of investments paid for with stock                                 3,654,500
         (Increase) decrease in assets:
              Accounts receivable                                                      104,648              19,312
              Other receivables                                                           (600)
              Inventory                                                                165,199             (92,603)
              Prepaid expenses and other current assets                                170,111            (258,681)
         Increase (decrease) in liabilities:
              Accounts payable                                                         153,546              19,082
              Accrued expenses                                                         133,840             (15,885)
                                                                                 -------------       -------------
                  Net cash used in operating activities                             (1,634,856)           (585,576)

Cash flows used in investing activities:
     Proceeds from disposal of property and equipment                                                       (3,716)
     Cash paid for acquisition of assets                                                                  (189,623)
                                                                                 -------------       -------------
                  Net cash used in investing activities                                      0            (193,339)

Cash flows from financing activities:
     Proceeds from borrowings on notes payable                                         718,907             440,000
     Payment on notes payable                                                                              (2,228)
     Proceeds from issuance of stock                                                   721,762             145,250
     Distribution to shareholders                                                                         (16,610)
     Principal payments under capital lease obligations                                  2,565             (14,503)
     Capital contributions                                                             155,202             243,320
                                                                                 -------------       -------------
                  Net cash provided by financing activities                          1,598,436             795,229
                                                                                 -------------       -------------

                  Net increase in cash                                           $     (36,420)      $      16,314

Cash at beginning of period                                                             37,049              20,735
                                                                                 -------------       -------------

Cash at end of period                                                            $         629       $      37,049
                                                                                 =============       =============




See accompanying notes to consolidated financial statements.

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                      Consolidated Statement of Cash Flows
                       Years Ended June 30, 1999 and 1998


                  Supplemental Disclosure of Noncash Activities


Supplemental disclosure of noncash financing activities:

In the year ended June 30, 1998:
     Common stock valued at $8,000 was issued for receivables of $100 Common stock valued at $300 was issued as part of a purchase acquisition
     A related party note payable of $21,139 was converted to equity and recorded as additional paid-in capital

In the year ended June 30, 1999:
     Common stock valued at $3,655,000 was issued for 50.01% of Tahoe Air Corp. Common stock valued at $300 was issued as part of a purchase acquisition



Supplemental disclosure of cash flow information:
                                                      1999           1998
                                                   ---------      ---------
     Cash paid during the year for:
         Interest                                      0             1,656
         Income taxes                                  0             2,700











See accompanying notes to consolidated financial statements.

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                   Notes to Consolidated Financial Statements
                             June 30, 1999 and 1998


(1)  Summary of Significant Accounting Policies and Practices

     (a)  General
          -------

     Ameri-First Financial Group, Inc. and subsidiaries (the "Company") is engaged in investment banking. Prior to that business, the Company was engaged through its subsidiary, Southbay Golf, in the design, marketing and sales of golf equipment under the exclusive worldwide license for the Head Golf brand name, and on a non-exclusive basis for golf accessories. It also formerly through its subsidiary, Outback, marketed and distributed sportswear, swimwear and accessories under the Spank brand name. Through a subsidiary, Mardock, which was disposed of in early 1999, the Company marketed items including caps, mugs, hats, pens, bags and other items corporations use for their promotional needs.

     (b)  Basis of Presentation
          ---------------------

     On March 20, 1998, by amendment to U-Bake's Articles of Incorporation, U-Bake changed its name to Oregon Outerwear, Inc.

     On May 18, 1998, by amendment to Oregon Outerwear, Inc.'s Articles of Incorporation, Oregon Outerwear, Inc. changed its name to Pacific Sports Holdings, Inc.

     On August 25, 1999, by amendment to Pacific Sports Holdings, Inc.'s Articles of Incorporation, Pacific Sports Holdings, Inc. changed its name to Tahoe Pacific Corporation.

     On January 5, 2000, by amendment to Tahoe Pacific Corporation's Articles of Incorporation, Tahoe Pacific Corporation changed its name to Ameri-First Financial Group, Inc.

     On August 25, 1999, by amendment to Pacific Sports Holdings, Inc.'s Articles of Incorporation, the Company approved a one for five reverse stock split. These consolidated financial statements have been presented to reflect the reverse stock split as if it had been effected on June 30, 1997.

     (C)  Principles of Consolidation
          ---------------------------

     The consolidated financial statements include the financial statements of Ameri-First Financial Group, Inc. and its related subsidiaries. All significant intercompany balances have been eliminated in consolidation.

     (d)  Cash Equivalents
          ----------------

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     (e)  Revenue Recognition
          -------------------

     Revenue is recognized upon shipment of product. Allowances for estimated returns and discounts are provided when the related revenue is recorded.

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                   Notes to Consolidated Financial Statements
                             June 30, 1999 and 1998


     (f)  Inventories
          -----------

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     (g)  Property and Equipment
          ----------------------

     Property and equipment are stated at cost. Depreciation of plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

     (h)  Income Taxes
          ------------

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i)  Income (loss) per Share
          -----------------------

     Basic net income (loss) per share is based on the weighted average number of actual shares outstanding during the period. Options to purchase common stock are included in the calculation of income (loss) per share provided their impact is not dilutive. As of June 30, 1999 and 1998, no stock option plan was in place, and therefore, no stock options or other common stock equivalent instruments have been issued.

     (j) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of
         -----------------------------------------------------------------------

     The Company accounts for long-lived assets under the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

     (k)  Product Design and Development Costs
          ------------------------------------

     The Company charges all product design and development costs to expense when incurred. Product design and development costs aggregated approximately $18,668 for the year ended June 30, 1998. In the year ended June 30, 1999, the lines requiring design and development were dropped.

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                   Notes to Consolidated Financial Statements
                             June 30, 1999 and 1998


     (l)  New Accounting Standards
          ------------------------

     In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" (SFAS 130), and Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 130 establishes new standards for reporting comprehensive income and its components. SFAS 130 requires adoption currently. However, since comprehensive income does not differ from historical amounts, no disclosure is required. SFAS 131 requires disclosures of certain information regarding operating segments, products and services, geographic areas and major customers. SFAS 131 requires adoption for the Company effective July 1, 1998. Management has determined that the adoption of the above statements will not have a material impact upon the Company's financial position or results of operations.

     In April 1998, SEC issued SOP 98-5, "Reporting on Cost of Start-up Activities." SOP 98-5 requires that all costs of start-up activities, including organizational costs, be expensed as incurred. The Company adopted this statement effective July 1, 1998. The Company has not yet evaluated the impact of this statement.

(2)  Property and Equipment

     At June 30, 1999 and 1998, a summary of property and equipment, at cost, is as follows:

        Machinery and equipment                           $       0    $ 319,448
        Furniture and office equipment                            0       51,043
        Leasehold improvements                                    0       37,904
                                                          ---------    ---------
                                                                  0      408,395
        Less accumulated depreciation and amortization            0      253,188
                                                          ---------    ---------
        Property and equipment, net                       $       0    $ 155,207

(3)  Acquisitions

     On March 30, 1998, the Company acquired 100% of the assets of South Bay Golf, Inc. in exchange for 8,000,000 shares of the Company's common stock. The assets of South Bay consisted entirely of the Head Golf license. The acquisition was accounted for as a purchase. Results of operations of South Bay were minimal from the date of acquisition to June 30, 1999. No amounts have been allocated to the Head Golf license.

The fair values assigned to the assets acquired were as follows:
         Trade receivables              $         100
         Cost in excess of fair value           7,900
                                        -------------
         Total purchase price           $       8,000

     On March 31, 1998, the Company acquired certain assets from Mardock, Inc. for a total of $200,000 cash and 300,000 shares of the Company's common stock. The acquisition has been accounted for as a purchase and the results of operations are included in the Company's consolidated financial statements from the date of acquisition through the date of its sale on March 31, 1999.

     The fair value assigned to the net assets acquired was $129,909. The Company recorded goodwill of $70,391 and amortized this amount over a ten year estimated life, until it was written off at the time of sale on March 31, 1999.

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                   Notes to Consolidated Financial Statements
                             June 30, 1999 and 1998


(3)  Acquisitions (cont'd)

     In May 1998, the Company purchased 70% of the outstanding stock of Outback Apparel Group, Inc. ("Outback") for cash consideration of $70. The assets of Outback consisted primarily of the Spank license. The acquisition was accounted for as a purchase. Results of operations of Outback were minimal from the date of acquisition to June 30, 1999. No amounts have been allocated to the Spank license.

     In May 1999, the Company entered into an agreement to purchase 50.01% of Tahoe Air Corp. in exchange for 1,100,000 shares of the Company's common stock valued at $3,655,000. The investment subsequently became virtually worthless and has been written down to $500.

(4)  Inventory

     Inventory recorded at the lower of first-in, first-out cost or market as of June 30, 1998 and June 30, 1999 consists of the following:

                                                     1998                1999
                                                 ----------          ----------
             Raw materials                       $   73,844          $        0
             Work in process                         23,888                   0
             Finished goods                          67,467                   0
                                                 ----------          ----------
                                                 $  165,199          $        0

(5)  Leases

     The Company has a noncancelable operating lease, primarily for office space, with an unrelated party. The Company also has a 36 month capital lease for equipment. Rental expense for the operating lease during the year ended June 30, 1999 and 1998 amounted to $53,568 and $7,920, respectively.

     The Company leased a manufacturing facility from a shareholder for its subsidiary Mardock, Inc. through March 31, 1999 when the subsidiary was sold. The rent expense associated with this lease for the years ended June 30, 1999 and 1998 amounted to $23,760 and $7,920, respectively.

     Future minimum lease payments under noncancelable operating lease and future minimum capital lease payments as of June 30, 1999 are:

                                                      Operating     Operating
                                                        lease         lease
                                                      ---------     ---------
Year ending June 30:
     2000                                             $   2,041     $  35,712

All amounts are current installment obligations.

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                   Notes to Consolidated Financial Statements
                             June 30, 1999 and 1998


(6)  Notes Payable to Shareholders

Notes payable to shareholders at June 30, 1999 consist of the following:
Various  notes payable to shareholder, principal due on demand, interest at 10% due monthly, secured by equipment and
    receivables of the Company.                                       $1,255,000

(7)  Income Taxes

     As  of  June  30,  1999  and  1998,   the  Company  has  Federal  tax  loss
carryforwards of approximately $8,247,000 and $196,000, respectively.

     The future tax benefits of the net operating loss carryforwards have not been recognized since their realization is dependent upon the Company's ability to generate future earnings.

     At June 30, 1999 and 1998, due to the uncertainty of the Company's ability to generate future earnings, the Company has established offsetting deferred tax assets (generated from the aforementioned tax loss carryforwards) and related valuation allowances.

(8)  Commitments and Contingencies

Guaranteed Minimum Royalty Payments
-----------------------------------

     South Bay Golf is a licensee under a Trademark License Agreement with Head Sports AG ("Head") which granted the Company exclusive worldwide rights to market and distribute golf clubs, bags and head covers. The Company also had worldwide nonexclusive marketing and distribution rights for golf accessories including hats, towels and umbrellas.

     The agreement provides for royalties based on the following percentages of sales: 5% for 1998, 6% for 1999 and 7% for 2000 and all subsequent years. Guaranteed minimum annual royalties are/were as follows:

                      Contract Year                     Amount
             ------------------------------         -------------
             April 1, 1998 - March 31, 1999         $     600,000
             April 1, 1999 - March 31, 2000               800,000
             April 1, 2000 - March 31, 2001             1,300,000
             April 1, 2001 - March 31, 2002             1,500,000
             April 1, 2002 - March 31, 2003             1,750,000

     In June 1999, Head sued the Company for $1,000,000 over the royalties due to Head. The lawsuit was settled in January 2000 for $20,000, and the settlement of this lawsuit is reflected in the books of the Company in January 2000.

     Outback Apparel Group, Inc. is a licensee under a Trademark License Agreement with Spank Sport ("Spank") which grants the Company the exclusive right to manufacture, distribute, advertise and sell certain Spank swimwear products in North America.

                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                   Notes to Consolidated Financial Statements
                             June 30, 1999 and 1998


(8)  Commitments and Contingencies (cont'd)

Guaranteed Minimum Royalty Payments (cont'd)
-----------------------------------

     The agreement provides for royalties based on 5% of sales. Guaranteed minimum annual sales are as follows:

              Calendar Year                    Amount
              -------------                 ------------
                  1998                      $  3 million
                  1999                         5 million
                  2000                         8 million
                  2001                        12 million

     The Company has not been able to meet the minimum sales and royalty requirements and are in default on their agreement. The Company does not expect any legal action from Spank based on the Company's financial condition and no liability has been recorded for these royalties.

(9)  Other Expense

     In the year ended June 30, 1999, the majority of other expense consists of the writeoff of investments determined to have little value and the loss on the sale of one of its subsidiaries.

     In the year ended June 30, 1998, the majority of other expense consists of the writeoff of an investment determined to be without value.

(10) Subsequent Events

     As explained in Note 8, the Company settled a lawsuit with Head over minimum royalty payments.

     On February 7, 2000, the Company purchased Ameri-First Securities, Inc., an NASD registered broker dealer.



                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                           Consolidated Balance Sheet
                       December 31, 1999 and June 30, 1999

                                     Assets

                                                                                 December 31,          June 30,
                                                                                      1999                1999
                                                                                 ------------        ------------
Current assets:
     Cash                                                                        $        196        $        629
     Trade accounts receivable, less allowances for bad debt and returns
     Inventories
     Prepaid expenses and other current assets                                        100,538             105,638
     Other current receivables                                                         10,900                 600
                                                                                 ------------        ------------
                  Total current assets                                                111,634             106,867

Property and equipment

Excess of cost over net assets acquired, less accumulated amortization                  1,500               1,500
                                                                                 ------------        ------------
                                                                                 $    113,134        $    108,367
                                                                                 ============        ============

                      Liabilities and Shareholders' Equity

Current liabilities:
     Current installments of debt payable to shareholder                         $  1,255,000        $  1,255,000
     Current installments of capital lease commitment                                                       2,041
     Accounts payable                                                                 308,172             244,945
     Accrued expenses                                                                 183,445             162,528
                                                                                 ------------        ------------
                  Total current liabilities                                         1,746,617           1,664,514

Capital lease commitment, excluding current maturities Long-term notes payable to shareholders, excluding current maturities

                  Total liabilities                                                 1,746,617           1,664,514
                                                                                 ------------        ------------

Shareholders' equity:
     Common Stock, $0.001 par value. Authorized 25,000,000; issued and outstanding 4,706,114 and 4,166,414 at December 31, 1999 and
       June 30, 1999, respectively                                                      4,706               4,166
     Paid-in capital                                                                7,584,976           6,818,751
     Accumulated deficit                                                           (9,223,165)         (8,379,064)
                                                                                 ------------        ------------
                  Net shareholders' equity                                         (1,633,483)         (1,556,147)

                                                                                 $    113,134        $    108,367
                                                                                 ============        ============



                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                      Consolidated Statement of Operations
                     Six Months Ended December 31, 1999 and
                        Twelve Months Ended June 30, 1999


                                                            Six Months         Year Ended
                                                           Dec. 31, 1999      June 30, 1999
                                                           -------------      -------------
Net sales                                                  $           0      $      87,683

Cost of sales                                                          0            598,378
                                                           -------------      -------------

                  Gross profit                                         0           (510,695)

Operating expenses:
     Selling
     General and administrative expenses                         823,199          2,991,795
                                                           -------------      -------------
                                                                 823,199          2,991,795
                                                           -------------      -------------
                  Loss from operations                          (823,199)        (3,502,490)

Other expenses:
     Other                                                                           18,768
     Loss on repossessed assets and sale of business                               (762,479)
     Loss on writeoff of investments                                             (3,685,955)
     Interest, net                                               (20,917)          (128,126)
                                                           -------------      -------------
                                                                 (20,917)        (4,557,792)
                                                           -------------      -------------
                  Loss before minority interest                 (844,116)        (8,060,282)

Minority interest                                                    (15)               (15)
                                                           -------------      -------------

                  Net loss                                 $    (844,101)     $  (8,060,267)
                                                           =============      =============

Net loss per share - basic and diluted                     $       (0.18)     $       (2.76)
                                                           =============      =============

Weighted average shares - basic and diluted                    4,644,755          2,923,855
                                                           =============      =============




                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                 Consolidated Statement of Shareholders' Equity
                     Six Months Ended December 31, 1999 and
                            Year Ended June 30, 1999


                                            Common stock           Additional                           Net
                                     -------------------------       paid-in       Accumulated     shareholders'
                                       Shares          Amount        capital         deficit          equity
                                     ----------     ----------     ----------      -----------     ------------
Balance at June 30, 1998              2,520,900     $    2,521     $  467,856      $  (318,797)    $    151,580

Shares issued for barter credit
     for advertising                     80,000             80        999,920                         1,000,000

Shares issued to buy minority
     15% of Outback Sports               60,000             60            240                               300

Shares issued to buy majority
     50.01% of Tahoe Air Corp.        1,100,000          1,100      3,653,900                         3,655,000

Shares issued for services              274,698            275        820,001                           820,276

Shares issued for cash                  130,816            130        850,171                           850,301
     Less offering costs                                             (128,539)                         (128,539)

Capital contributions                                                 155,202                           155,202

Net loss                                                                            (8,060,267)      (8,060,267)
                                     ----------     ----------     ----------      -----------     ------------

Balance at June 30, 1999              4,166,414     $    4,166     $6,818,751      $(8,379,064)    $ (1,556,147)

Shares issued for stock                  30,000             30         29,970                            30,000

Shares issued for services              509,700            540        688,210                           688,750

Capital contributions                                                  48,000                            48,000

Net loss                                                                              (844,101)        (844,101)
                                     ----------     ----------     ----------      -----------     ------------

Balance at December 31, 1999          4,706,114     $    4,736     $7,584,931      $(9,223,165)    $ (1,633,498)
                                     ==========     ==========     ==========      ===========     ============





                        AMERI-FIRST FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
                    (formerly Tahoe Pacific Corporation, and
                     formerly Pacific Sports Holdings, Inc.)

                      Consolidated Statement of Cash Flows
                     Six Months Ended December 31, 1999 and
                            Year Ended June 30, 1999


                                                                                 Six Months         Year Ended
                                                                                Dec. 31, 1999      June 30, 1999
                                                                                -------------      -------------
Cash flows from operating activities:
     Net loss                                                                   $    (844,101)     $  (8,060,267)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization
         Non-cash expenses                                                            688,750            343,592
         Stock issued for expenses                                                                     1,700,575
         Writeoff of investments paid for with stock                                                   3,654,500
         (Increase) decrease in assets:
              Accounts receivable                                                                        104,648
              Other receivables                                                       (10,300)              (600)
              Inventory                                                                                  165,199
              Prepaid expenses and other current assets                                 5,100            170,111
         Increase (decrease) in liabilities:
              Accounts payable                                                         61,201            153,546
              Accrued expenses                                                         20,917            133,840
                                                                                -------------      -------------
                  Net cash used in operating activities                               (78,433)        (1,634,856)

Cash flows used in investing activities:
     Proceeds from disposal of property and equipment
     Cash paid for acquisition of assets
                  Net cash used in investing activities                                     0                  0

Cash flows from financing activities:
     Proceeds from borrowings on notes payable                                                           718,907
     Payment on notes payable
     Proceeds from issuance of stock                                                   30,000            721,762
     Distribution to shareholders
     Principal payments under capital lease obligations                                                    2,565
     Capital contributions                                                             48,000            155,202
                                                                                -------------      -------------
                  Net cash provided by financing activities                            78,000          1,598,436
                                                                                -------------      -------------

                  Net increase in cash                                          $        (433)     $     (36,420)

Cash at beginning of period                                                               629             37,049
                                                                                -------------      -------------

Cash at end of period                                                           $         196      $         629
                                                                                =============      =============
